UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW INVERNESS EXPLORATIONS, INC.
(Name of small business issuer in its charter)

NEVADA	1000	Pending
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

New Inverness Explorations, Inc.
29 Otter Avenue, Box 634
Manitouwadge, ON P0T 2C0
Telephone:  807-826-2966
Facsimile: 807-826-2966

(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.
7251 West Lake Mead Blvd Suite 300
Las Vegas, NV 89128
Telephone: 702-562-4091
Facsimile: 702-562-4081

(Name, address and telephone number of agent for service)

Approximate date of  proposed sale to the public:  as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
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CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	DOLLAR AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	$2,800,000	$0.01	$28,000	$3.30

(1)	Based on the last sales price on April 20, 2005
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated November, 2005

PROSPECTUS
NEW INVERNESS EXPLORATIONS, INC.
2,800,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk.
SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: November 18, 2005

Table Of Contents
Page
Summary	5
Risk Factors	6
- If we do not obtain additional financing, our business will fail	6
- Because we have not commenced business operations, we face a high risk of business failure	6
- Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
- We need to continue as a going concern if our business is to succeed. The independent auditor has raised doubt about our ability to continue as a going concern	7
- Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
- Even if we discover commercial reserves of precious metals on the Clear Lake Property, we may not be able to successfully obtain commercial production	7
- If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected	7
- Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
- Because management has no technical experience in mineral exploration, our business has a high risk of failure	8
- If a market for our common stock does not develop, shareholders may be unable to sell their shares	8
- A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds	9
Determination of Offering Price	9
Dilution	9
Selling Securityholders	9
Plan of Distribution	11
Legal Proceedings	12
Directors, Executive Officers, Promoters and Control Persons	12
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities	14
Interest of Named Experts and Counsel	15
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	15
Organization Within Last Five Years	16
Description of Business	16
Plan of Operations	19
Description of Property	20
Certain Relationships and Related Transactions	20
Market for Common Equity and Related Stockholder Matters	20
Executive Compensation	21
Financial Statements	22
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	33

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Clear Lake mineral property located in the Larder Lake Mining Division of north-eastern Ontario, Canada. We have the option to acquire a 100% interest, subject to a 3% net smelter royalty of mineral production and a 2% gross overriding royalty on diamond production, in the Clear Lake mineral property from Thomas Von Cardinal of Latchford, Ontario.

Our objective is to conduct mineral exploration activities on the Clear Lake property in order to assess whether it possesses economic reserves of copper, zinc and silver. We have not yet identified any economic mineralization on the Clear Lake property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on November 4, 2004, under the laws of the state of Nevada. Our principal offices are located at 29 Otter Avenue, P.O. Box 634, Manitouwadge Ontario, Canada P0T 2C0. Our telephone number is (807) 826-2966.

The Offering:

Securities Being Offered	Up to 2,800,000 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will ever be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 2,800,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	4,800,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

July 31, 2005

Cash	$22,656
Total Assets	$22,656
Liabilities	$6,133
Total Stockholders’ Equity	$16,523

Statement of Operations

From Incorporation on
November 4, 2004 to July 31, 2005

Revenue	$0
Net Loss and Deficit	($13,477)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, WE WILL NOT BE ABLE TO COMPLETE PLANNED EXPLORATION ON THE CLEAR LAKE PROPERTY OR GENERATE REVENUE.

Our current operating funds are less than necessary to complete all intended exploration of the Clear Lake Property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Clear Lake Property. While we have sufficient funds to conduct the recommended phase one and two exploration programs on the claim, which are estimated to cost $16,000, we will need additional funds to complete the phase three program, which is estimated to cost $147,000. Even after completing these three phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Clear Lake Property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 4, 2004 and to date have been involved primarily in organizational activities and the acquisition of the Clear Lake property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Clear Lake Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Clear Lake Property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. THE INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of the independent accountant to our audited financial statements for the period ended July 31, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CLEAR LAKE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Clear Lake Property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the Clear Lake Property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president and secretary, Ms. Amanda Lamothe and our treasurer, Mr. Luke Willis, respectively intend to devote approximately 20% and10% of their business time to our affairs. It is possible that the demands on Ms. Lamothe and Mr. Willis from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Lamothe and Mr. Willis may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.
Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 2,800,000 shares of common stock offered through this prospectus. These shares were acquired from us at a price of $0.01 per share in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. This offering was completed on April 20, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

Amber Reckenberg 104-11 Churchill Avenue North York, Ontario M2N 1Y6	100,000	100,000	Nil	Nil
Ryan Reckenberg 206-11 Churchill Avenue North York, Ontario M2N 1Y6	100,000	100,000	Nil	Nil
Trent Pickett 18 Patricia Street, P.O. Box 495 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Leslie Scott 5 Connell Drive, P.O Box 141 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Peter Mackechnie 51 Lakeview Crescent, P.O. Box 253 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Jody Crane 15 Ramona Street, P.O. Box 95 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Jocelyne Leflar 31 Koval Street Pickle Lake Ontario P0V 3A0	100,000	100,000	Nil	Nil
Bernard Kurtis 39 Koval; Street. P.O. Box 47 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Jennifer Pickett 15 Ramona Street, P.O. Box 262 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Ray Legge 4 Koval Street, P.O. Box 96 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
David Morin 40 Huron Crescnt North Bay, Ontario P1A 3V1	100,000	100,000	Nil	Nil

Amanda Mayer 23 Manitou Street North Bay, Ontario P1A 1P3	100,000	100,000	Nil	Nil
Velma Morin 40 Huron Crescent North Bay, Ontario P1A 3V1	100,000	100,000	Nil	Nil
Crystal Monahan 5 Louis Avenue Avenue, Apt. 12 St. Catherines, Ontario L2M 6R3	100,000	100,000	Nil	Nil
Wayne Hamel 127 Whitney Avenue North Bay, P1A 1W3	100,000	100,000	Nil	Nil
Kerri Lang 482 Bunting Drive North Bay, Ontario P1A 4K1	100,000	100,000	Nil	Nil
Nicole Piche 597 Whitson Street North Bay, Ontario P1B 2S6	100,000	100,000	Nil	Nil
Chelsea Ogrins 18 Patricia Avenue, P.O. Box 195 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Lisa Brass 3 Hooker Lane, P.O. Box 104 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Shauna Leflar 18 Patricia Street Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
David Claudio 1392 Centennial Crescent, RR#2 Corbiel, Ontario P0H 1K0	100,000	100,000	Nil	Nil
Robert C. Seaborn 442 Pine Street, P.O. Box 964 Mattawa, Ontario P0H 1V0	100,000	100,000	Nil	Nil
Tamela Inkster 46 Koval Street, P.O. Box 297 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Garry Munroe 8 Koval Street, P.O. Box 46 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Deanna Wassaykeesic 8 Koval Street, P.O. Box 46 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Edmund Dupuis 71 Lakeview Crescent Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Clifford Hill 2 RamonaStreet, P.O. Box 8 Pickle Lake, Ontario P0V 3A0	100,000	100,000	Nil	Nil
Jamie Stradeski 503 Lavigne Road Corbiel, Ontario P0H 1K0	100,000	100,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,800,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $9,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Amanda Lamothe	25
Luke Willis	35

Executive Officers:

Name of Officer	Age	Office
Amanda Lamothe	25	President, Secretary, and Chief Executive Officer
Luke Willis	35	Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Ms. Amanda Lamothe has acted as our president, secretary, chief executive officer and as a director since our incorporation on November 4, 2004. From February 2004 to present, Ms. Lamothe has acted as a manager of the Winston Motor Hotel in Pickle Lake, Ontario. From February 2000 to February 2004, she was employed as a bartender and waitress at the Moe-Ze-On-Inn Hotel located in Pickle Lake.

Ms. Lamothe does not have any professional training or technical credentials in the exploration, development and operation of mines.

Ms. Lamothe intends to devote approximately 20% of her business time to our affairs.

Mr. Luke Willis has acted as our treasurer and as a director since our incorporation on November 4, 2004. Mr. Willis graduated as a geologist from Cardiff University, Wales in 1995. He has worked on a variety of exploration and mining projects worldwide. These projects include diamond exploration and open pit gold mining in Australia, followed by a four-year term managing a gemstone mining and related regional exploration program in Malawi, Africa. More recently he was employed a the Williams Mine in the Hemlo area of northwestern Ontario from May 2004 until July 2005 and since August 2005 has been employed as a mine geologist with Goldcorp at their Red Lake Mine in northwestern Ontario.

Mr. Willis intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Amanda Lamothe	1,000,000	20.83%
Common stock	Luke Willis	1,000,000	20.83%
Common stock	All officers and directors as a group that consists of two people	2,000,000	41.67%

The percent of class is based on 4,800,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of November 18, 2005, there were 4,800,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

James N. Barber, Esq. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Stark, Winter, Schenkein & Co., Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on November 4, 2004 under the laws of the state of Nevada. On that date, Amanda Lamothe and Luke Willis were appointed as our sole directors. As well, Ms. Lamothe was appointed as our president, secretary and chief executive officer. Mr. Willis was appointed as our treasurer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We have an option to acquire a 100% interest in one mineral claim known as the Clear Lake property. There is no assurance that a commercially viable mineral deposit exists on the Clear Lake property. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Clear Lake property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Clear Lake property in order to ascertain whether it possesses economic quantities of copper, zinc and silver. There can be no assurance that an economic mineral deposit exists on the Clear Lake property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Clear Lake property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Clear Lake Property Option Agreement

On May 31, 2005, we entered into an agreement with Thomas von Cardinal of Latchford, Ontario, whereby he granted us an option to acquire one mining claim located in the Larder Lake Mining Division of Ontario, Canada. In order to exercise the option and acquire a 100% interest in these claims, we must pay to Mr. vonCardinal a total of $33,000 as follows:

-	$3,000 immediately upon execution of this agreement by all parties, which we paid;
-	an additional $5,000 by May 25, 2006;
-	an additional $10,000 by May 25, 2007; and
-	an additional $15,000 by May 25, 2008.

We must also incur exploration work totalling at least $200,000 by May 25, 2009 on the Clear Lake property as follows:

-	$5,000 in expenditures on the property by December 31, 2005;
-	no less than a further $15,000 of expenditures to be incurred on the property by May 25, 2006;
-	no less than a further $30,000 of expenditures to be incurred on the property by May 25, 2007;
-	no less than a further $50,000 of expenditures to be incurred on the property by May 25, 2009.

If we successfully exercise the option, our 100% interest will be subject to a 3% net smelter returns royalty and a 2% gross overriding royalty on diamond production in favor of Thomas vonCardinal. A net smelter royalty is a percentage of the net amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, penalties and transportation costs. A gross overriding royalty on diamonds provides the royalty holder with a percentage of the price received for the sale of diamonds recovered from the property, less any costs incurred by us to bring the diamonds to the point of sale. While there is no indication that the Clear Lake property contains any diamonds, Mr. vonCardinal included this royalty as a precaution in case diamonds are later discovered on the property.

Description, Location and Access

The Clear Lake property consists of one staked mineral claim, located three kilometers west of the town of Cobalt, Ontario and 400 kilometers north of the city of Toronto, Ontario, in north central Coleman Township. The property is readily accessible via the all-weather Sharpe Lake Road which runs from Highway 11, three kilometers to the West, through the property to the community of Cobalt, three kilometers to the East. The road is maintained year round.

The property itself consists of a single mineral claim numbered 4203309 in Coleman Township, in the Larder Lake Mining Division recorded on April 25, 2005. In order to satisfy government assessment regulations, and thus keep the claim in good standing, minimum exploration expenses of $3,600 per claim unit must be incurred and filed with the Ontario Ministry of Northern Development and Mines on or before the second anniversary date of the claim recording, and on or before every anniversary date thereafter. The due date for the Clear Lake Property is April 25, 2007.

Although the Clear Lake Property has no history of mineral production, eight exploration shafts and numerous pits are found within the claim. A shaft is a vertical or nearly vertical opening driven into the earth for exploration.

The area experiences a temperate climate with moderate to long cold winters and short hot summers. Annual precipitation is about 1,000 millimeters, including three to four meters of snowfall. Although break-up or freeze-up conditions may impinge upon exploration activities temporarily, normally, exploration and mining may be conducted year round.

Supplies and services required for both mining and exploration are available in near-by mining centers Cobalt or Haileybury, Ontario. A larger center with a small airport, New Liskeard, Ontario is 20 kilometers north. Professionals as well as skilled and semi-skilled labor are readily available. The Ontario Northland Railway passes three kilometers from the property to the southeast and a major gas line (the Trans-Canada pipeline) passes four kilometers to the west. Electrical power is available from the provincial power grid, approximately ten kilometers away. Both water and gravel are readily available in the vicinity to support development and mining on the property.

Topography on the property is considered as gentle, although a prominent hill in the west-central portion of the property yields a total relief of approximately 600 feet down to Clear Lake. Drainage is good across the property and rock exposure is common, the western portions of the land dominated by exposed rock. Foliage is typical of northern Ontario with abundant coniferous populations of spruce and pine and lesser deciduous poplar and birch on higher ground.

Mineralization

No mineral deposits or occurrences are currently known to exist on the Clear Lake property. Several potential indications of sulphide mineralization were delineated by geophysical surveys. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

Sulphide mineralization refers to compounds characterized by the linkage of sulphur with another metal. These are often associated with valuable metals.

Exploration History

General

The earliest documented exploration concerning the Clear Lake Property is from 1905. Before this date, the property had been explored by the primitive method of physical digging for ore. Eight shafts and 11 areas of pitting are found within the current property boundary. These workings are, for the most part, undocumented with regards to geology and/or purpose of excavation.

Shafts are vertical or steeply inclined excavations into the earth for the purpose extracting minerals. Pits involve digging test holes for sampling of soil and gravels.

In 1960, Kenteco Explorations Ltd. completed one drill hole near a road on the western portion of the Clear Lake property. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content. The company encountered mineralization, including pyrite, chalcopyrite and pyrrhotite. These are indicator minerals for gold, copper and zinc.

In 1963, Equity Explorations completed drilling on the Clear Lake property. The company also completed some trenching. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

In 1971, St. Joseph’s Exploration completed geophysical surveys on an area covering the northern portion of the Clear Lake property. These consisted of a magnetometer survey and an electromagnetic survey. A magnetometer survey involves measuring the strength of the earth’s magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area. Electromagnetic surveys involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity. Areas of high conductivity are targets for follow-up exploration.

The company also completed geochemical sampling over the west end of the property, geological mapping and drilling of three holes totaling 1,155 feet of depth. Geochemical sampling consists of gathering rock and soil samples from property areas with the most potential to host economically significant mineralization based on past exploration results. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Geological Report

We retained Mr. Brian Polk, a geological consultant based in Timmins, Ontario, to complete an evaluation of the Clear Lake property and to prepare a geology report on the claim.

Based on his review, Mr. Polk concludes that the Clear Lake property warrants further exploration due to the base metal potential of the property which was largely ignore by previous operators. He goes on to state that the diamond potential should not be ignored as well.

Mr. Polk recommends a three-phase exploration program for the Clear Lake Property. Phase I will involve the establishment of a grid on parts of the property through line cutting. This involves dividing a portion of the property being explored into small sections. Line cutting involves removing bush from the property in order to produce straight clearings. This provides grid boundaries for surveys. This will be followed by magnetic and VLF-EM surveys.

Magnetic surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrrhotite, hematite and magnetite. These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver. VLF-EM surveys consist of two separate surveys: a very low frequency survey and an electromagnetic survey. Very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. Electro magnetic surveys involve measuring the strength of the earth’s magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

Phase II will consist of a comprehensive review of available data regarding the property in light of the results of our Phase I exploration. As the files reviewed are often incomplete and cryptic, more time spent may shed light on a complex work history and geological situation. Further, geological mapping and sampling of the property is in order, particularly in the vicinity of old workings. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling involves the gathering of rock or soil samples from property areas with the most potential to host economically significant mineralization. All samples are sent to a laboratory, crushed and analysed for metal content.

Phase III is contingent upon results from the first two phases. Electromagnetic anomalies defined in Phase I and enhanced in Phase II will be drilled. Drilling involves extracting long cylinders of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are sent to a laboratory and are analysed for mineral content.

Proposed Exploration Budget

Phase I

10 kilometers line-cutting @ $340/km	3,400
10 kilometers magnetometer/VLF survey @ $170/km	1,700
Interpretation & Reporting :	900
Total	$6,000

Phase II

File Review	5 days @ $340/d	1,700
Property Geology	10 days @ $340/d	3,400
Sample Analysis	40 samples @ $38/sample	1,500
Max/Min	10 kilometers @ $215/km	2,150
Interpretation & Reporting:		1,250
	Total	$10,000

Phase III

Core drilling, 1500meters @ $64/m	96,000
Assays, 50 samples @ $38/sample	1,900
Core logging/Supervision, 35 days @ $425/day	14,875
Lodging, 35 days @ $110/day	3,850
Transport	2,200
Misc. Expenses	2,175
Sub-Total	$121,000
10% contingency	12,000
Total	$133,000

Total - All Phases	$149,000

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Ontario specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;

-	Dust generation will have to be minimal or otherwise re-mediated;

-	Dumping of material on the surface will have to be re-contoured and re-vegetated;

-	An assessment of all material to be left on the surface will need to be environmentally benign;

-	Ground water will have to be monitored for any potential contaminants;

-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Clear Lake property consisting of a geophysical survey, geological mapping, prospecting and rock sampling. We anticipate that these exploration programs will cost approximately $16,000. To date, we have not commenced exploration on the Clear Lake property.

We plan to commence the phase one exploration program on the Clear Lake property in the fall of 2005. The program should take approximately up to a one month to complete. We will then undertake the phase two work program during the summer of 2005. This program will take approximately one month to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $10,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $26,000.

While we have enough funds to cover these anticipated expenses, we will require additional funding in order to proceed with any additional recommended exploration on the Clear Lake property following the completion of the phase two program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through July 31, 2005

We have not earned any revenues from our incorporation on November 4, 2004 to July 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Clear Lake property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Clear Lake property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $13,477 for the period from our inception on November 4, 2004 to March 31, 2005. These operating expenses were comprised entirely of general and administration expenses.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We have an option to acquire a 100% interest in the mineral exploration rights relating to the Clear Lake property. We do not own any real property interest in the Clear Lake property or any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Anyperson who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our promoters, Amanda Lamothe and Luke Willis;
*	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 registered shareholders.

Rule 144 Shares

A total of 2,800,000 shares of our common stock are available for resale to the public after January 21, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 48,000 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on November 4, 2004 to July 31, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

Name	Title	Year	Salary	Bonus	Other Comp.	Restr Stock Awarded	Options/ SARS (#)	LTP payouts ($)
Amanda Lamothe	Pres, Sec CEO, & Dir	2005	$0	0	0	0	0	0

Luke Willis	Treas & Dir	2005	$0	0	0	0	0	0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers. We do not pay Mr. Novis any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

NEW INVERNESS EXPLORATIONS, INC
(A Development Stage Company)
Financial Statements
July 31, 2005

Page

Report of Independent Registered Public Accounting Firm	F1

Balance Sheet	F2

Statement of Operations	F3

Statement of Stockholders' Equity	F4

Statement of Cash Flows	F5

Notes to the Financial Statements	F6-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
New Inverness Explorations, Inc.
Manitouwadge, Ontario

We have audited the balance sheet of New Inverness Explorations, Inc. (An Exploration Stage Company) as of July 31, 2005, and the related consolidated statements of operations, changes in stockholders' equity and cash flows from inception (November 4, 2004) through July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Inverness Explorations, Inc. (An Exploration Stage Company) as of July 31, 2005, and the results of its operations and its cash flows from inception (November 4, 2004) through July 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 the Company has been in the development stage since inception and has no significant revenue generating operations. Realization of the Company’s assets is dependent upon the Company’s ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary in the event that the Company cannot continue in existence.

Stark Winter Schenkein & Co., LLP

Denver, Colorado
September 30, 2005

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
JULY 31, 2005

ASSETS

CURRENT ASSETS
Cash	$22,655

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses	$6,133

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value, 75,000,000 shares authorized 4,800,000 shares issued, and outstanding	4,800
Additional paid in capital	25,200
(Deficit) accumulated during the exploration stage	(13,477)
16,523

$22,655

See the accompanying notes to the financial statements.

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
INCEPTION (NOVEMBER 4, 2004) TO JULY 31, 2005

REVENUES	$-

GENERAL AND ADMINISTRATIVE EXPENSES	13,477

NET (LOSS) BEFORE INCOME TAXES	(13,477)

INCOME TAXES	-

NET (LOSS)	$(13,477)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - (BASIC AND DILUTED)	2,358,333

NET (LOSS) PER COMMON SHARE (BASIC AND DILUTED)	$(0.01)

See the accompanying notes to the financial statements.

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
INCEPTION (NOVEMBER 4, 2004) TO JULY 31, 2005

	Common Stock		Additional Paid in	(Deficit) Accumulated During the Development
	Shares	Amount	Capital	Stage	Total

Balance, November 4, 2004 (Inception)	-	$-	$-	$-	$-

Stock Issue for cash, January, 2005 at $.001 per share	2,000,000	2,000	-	-	2,000

Stock Issue for cash, February, 2005 at $.01 per share	1,000,000	1,000	9,000	-	10,000

Stock Issue for cash, March, 2005 at $.01 per share	1,100,000	1,100	9,900	-	11,000

Stock Issue for cash, April, 2005 at $.01 per share	700,000	700	6,300	-	7,000

Net (loss)	-	-	-	(13,477)	(13,477)

Balance July 31, 2005	4,800,000	$4,800	$25,200	$(13,477)	$16,523

See the accompanying notes to the financial statements.

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
INCEPTION (NOVEMBER 4, 2004) TO JULY 31, 2005

CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss)	$(13,477)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Increase in accrued expenses	6,133
Net cash (used in) operating activities	(7,345)

Cash flows from investing activities:
Net cash provided by investing activities	-

Cash flows from financing activities:
Issuance of capital stock for cash	30,000
Net cash provided by financing activities	30,000

Increase in cash	22,655

Cash - beginning of period	-

Cash - end of period	$22,655

Supplemental cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

See the accompanying notes to the financial statements.

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2005

NOTE 1.	NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on November 4, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $13,477 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The company’s fiscal year end is July 31.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its formation on November 4, 2004, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2005

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accruals. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Impairment of Long Lived Assets

Long lived assets and certain identifiable intangibles held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.

Segment Reporting

The Company follows SFAS 131, “Disclosures About Segments of an Enterprise and Related Information.” The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

Income Taxes

The Company follows SFAS 109, "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2005

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by SFAS 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when anti-dilutive, common stock equivalents, if any, are not considered in the computation.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (“APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans

Recent Pronouncements

In December 2003, the Financial Accounting Standards Board issued FASB Interpretation Number 46-R “Consolidation of Variable Interest Entities.” FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets for the criteria to be used in determining whether an investment is a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

In November 2004, the FASB issued SFAS 151, “Inventory Costs.” SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, “Inventory Pricing.” Paragraph 5 of ARB 43, Chapter 4, previously stated “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company’s financial statements.

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2005

In December 2004, the FASB issued SFAS 152, “Accounting for Real Estate Time-Sharing Transactions.” The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.” SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, “Accounting for Sales of Real Estate,” for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects”, to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS 153, “Exchanges of Nonmonetary Assets,” an amendment to Opinion No. 29, “Accounting for Nonmonetary Transactions.” Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment.” SFAS 123(R) amends SFAS 123, “Accounting for Stock-Based Compensation,” and APB Opinion 25, “Accounting for Stock Issued to Employees.” SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company’s financial statements.

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2005

NOTE 3.	MINERAL PROPERTY

Pursuant to a mineral property option agreement (the “Agreement”) dated May 31, 2005, the Company was granted an option to acquire a 100% undivided right, title and interest of a total of 9 mineral claim units, known as the Clear Lake claim (the “Claim”), located in the Larder Lake Mining Division of Ontario, Canada for:

a)  Cash Payments totaling $33,000 as follows:

-	$3,000 upon execution of the Agreement (paid);
-	an additional $5,000 by May 25, 2006;
-	an additional $10,000 by May 25, 2007;
-	an additional $15,000 by May 25, 2008;

b)  Expenditure Commitments

Incurring exploration and development work on the Claim totaling at least $200,000 by May 25, 2009, as follows:

-	$5,000 in expenditures on the Claim by December 31, 2005;
-	an additional $15,000 in expenditures on the Claim by May 25, 2006;
-	an additional $30,000 in expenditures on the Claim by May 25, 2007;
-	an additional $50,000 in expenditures on the Claim by May 25, 2008; and
-	an additional $100,000 in expenditures on the Claim by May 25, 2009.

c)  Advance Royalty Payments

Paying to the Optionor advance net smelter returns (royalty payments) on the Claim of $10,000 per year. Advance royalty payments shall be due on May 25, each year commencing May 31, 2010, and continuing on May 25, of each calendar year thereafter until the Agreement is terminated.

d)  Assessment Work

Paying to the Optionor, or on the Optionor’s behalf all Claim payments and assessment work required to keep the Claim and the Option in good standing during the term of the Agreement.

In addition, the Company will pay a royalty equal to 2% of the average appraised value of all gem and industrial diamonds recovered, sorted and graded from the Claim.

NOTE 4.	COMMON STOCK

The total number of authorized shares of common stock that may be issued by the Company is 75,000,000 with a par value of $0.001 per share.

During the period from November 4, 2004 (Inception) to July 31, 2005, the Company issued 4,800,000 common shares for total cash proceeds of $30,000.

NEW INVERNESS EXPLORATIONS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2005

At July 31, 2005, there were no outstanding stock options or warrants.

NOTE 5.	INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $13,477 which expire in 2025. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at July 31, 2005, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

Net operating (loss)	$(13,477)
Statutory tax rate	34%
Effective tax rate	-
Deferred tax asset	$4,582
Valuation allowance	$(4,582)

Net deferred tax asset	$-

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.30
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$5,000.00
Legal fees and expenses	$1,500.00
Edgar filing fees	$1,500.00
Total	$9,003.30

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to our president and secretary, Amanda Lamothe, and to our treasurer, Luke Willis, on January 28, 2005. Each of these individuals subscribed to 1,000,000 and the total amount received from this offering was $2,000. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,800,000 shares of our common stock at a price of $0.01 per share to a total of twenty-eight purchasers on April 20, 2005. The total amount received from this offering was $28,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Amber Reckenberg	100,000
Ryan reckenberg	100,000
Trent Pickett	100,000
Leslie Scott	100,000
Peter Mackechnie	100,000
Jody Crane	100,000
Jocelyne Leflar	100,000
Bernard Curtis	100,000
Jennifer Pickett	100,000
Ray Legge	100,000
David Morin	100,000
Amander Mayer	100,000
Velma Morin	100,000
Crystal Monahan	100,000
Wayne Hamel	100,000
Kerri Lang	100,000
Nicole Piche	100,000
Chelsea Ogrins	100,000
Lisa Brass	100,000
Robert Seaborn	100,000
Tamela Inkster	100,000
Garry Munroe	100,000
Deanna Wassaykeesic	100,000
Edmund Dupuis	100,000
Clifford Hill	100,000
Jamie Stradeski	100,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits
Exhibit Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of James N. Barber, Esq., with consent to use
10.1	Mineral property option agreement dated May 31, 2005
23.1	Consent of Stark, Winter, Schenkein, Certified Public Accountants
23.2	Consent of Brian Polk, geological consultant, with consent to use
99.1	Location map

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Township of Manitouwadge, Province of Ontario on November 18, 2005.

New Inverness Explorations, Inc.

By: /s/ Amanda Lamothe
Amanda Lamothe
President, Secretary, Chief Executive Officer and Director

By: /s/ Luke Willis
Luke Willis
Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Amanda Lamothe	President, Secretary, Chief Executive	November 18, 2005
Amanda Lamothe	Officer, and Director
/s/ Luke Willis	Treasurer, principal accounting officer,	November 18, 2005
Luke Willis	principal financial officer and Director